UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 17, 2019

 HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

CLARENDON HOUSE
2 CHURCH STREET
HAMILTON, BERMUDA
(Business address of registrant)

ONE HELEN OF TROY PLAZA
EL PASO, TEXAS 79912
(United States mailing address of registrant and zip code)

915-225-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares	HELE	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2019, Helen of Troy Limited (“the Company”) and Helen of Troy Nevada Corporation, a wholly-owned subsidiary of the Company, entered into a severance agreement (the “Severance Agreement”) with Brian L. Grass, the Company’s Chief Financial Officer.

Employment Termination

The Severance Agreement provides for certain payments and benefits upon Mr. Grass’s termination of employment, as described below:

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Termination by Mr. Grass For Good Reason or by Company Other Than For Cause (Not in Connection With a Change of Control). If Mr. Grass’s employment is terminated by Mr. Grass for Good Reason (other than due to Retirement Termination of Employment (as defined below)) or by the Company other than for Cause, death, disability or Retirement Termination of Employment, then he will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to him as of the date of termination (including any unpaid cash or equity incentive payment earned and vested prior to the effective date of such termination under the Helen of Troy Limited 2011 Annual Incentive Plan and successor plans (the “Annual Incentive Plan”) or the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan, the Helen of Troy Limited 2018 Stock Incentive Plan and successor plans (collectively, the “Stock Incentive Plan”)), (2) a cash payment equal to Mr. Grass’s then-applicable annual base salary, (3) a bonus of 100% of the target annual incentive under the Annual Incentive Plan for the year in which the termination occurred, (4) a pro rata bonus under the Annual Incentive Plan for the year in which the termination occurred, based upon the actual performance of the Company at the end of such performance period, (5) a pro rata portion of any performance-based compensation that would be vested or otherwise payable under the Stock Incentive Plan, based upon the actual performance of the Company at the end of the performance periods for the periods during which the termination occurred, (6) immediate vesting of a pro rata portion of any installment of time-vested restricted stock units (“RSUs”), time-vested restricted stock awards (“RSAs”) and time-vested options issued under the Stock Incentive Plan that would have vested following the date of termination and (7) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Grass and his family for a maximum of 12 months after the date of termination or until Mr. Grass is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 12 months. All payments and benefits due to Mr. Grass, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Grass’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Severance Agreement.

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Termination by Mr. Grass for Good Reason or by Company Other Than For Cause (In Connection With a Change of Control). Under the Severance Agreement, if Mr. Grass’s employment is terminated by Mr. Grass for Good Reason (other than due to Retirement Termination of Employment) or by the Company other than for Cause, death, disability or Retirement Termination of Employment within six months prior to, on, or within eighteen months following a change of control, then he will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to him as of the date of termination (including any unpaid cash or equity incentive payment earned and vested prior to the effective date of such termination under the Annual Incentive Plan or the Stock Incentive Plan), (2) a cash payment equal to 150% of: (A) Mr. Grass’s then-applicable annual base salary at the date of termination of employment, plus (B) an amount equal to the target annual incentive under the Annual Incentive Plan for the performance period in which his employment terminated, payable in a lump sum, (3) the pro rata portion of the target amount of any annual incentive compensation under the Annual Incentive Plan for the period in which the termination occurred, (4) immediate vesting of all unvested, time-vested RSUs and unvested, time-vested RSAs issued under the Stock Incentive Plan that are outstanding immediately prior to the date of termination, (5) immediate vesting of all unvested, time-vested options granted under the Stock Incentive Plan that are outstanding as of immediately prior to the date of termination and an extended exercisability period for such options, (6) immediate vesting based on assumed performance attainment at target levels of all unvested performance-based RSUs and unvested performance-based RSAs issued under the Stock Incentive Plan that are outstanding as of immediately prior to the date of termination and (7)  to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Grass and his family for a maximum of 18 months after the date of termination or until Mr. Grass is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.  In the event any outstanding equity awards issued pursuant to the 2018 Stock Incentive Plan are not assumed in connection with a change of control, such awards will immediately vest in accordance with the terms of the 2018 Stock Incentive Plan. All payments and benefits due to Mr. Grass, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Grass’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Severance Agreement.

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Retirement Benefits. If Mr. Grass, by written notice to the Company, voluntarily terminates his employment with the Company for any reason other than for Cause, death or Good Reason any time after the date (a) the sum of Mr. Grass’s age and number of years of service of employment with the Company or any of its affiliates or subsidiaries is 65 and (b) Mr. Grass attains ten consecutive years of employment with the Company or any of its affiliates or subsidiaries (“Retirement Termination of Employment”), Mr. Grass will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to him as of the date of termination (including any unpaid cash or equity incentive payment earned and vested prior to the effective date of such termination under the Annual Incentive Plan or the Stock Incentive Plan), (2) the continued vesting of any performance-based Eligible RSAs (as defined below) at the same time that such Eligible RSAs would otherwise become eligible to vest if the Compensation Committee, in its reasonable discretion, determines the Eligible RSAs would be vested under the Stock Incentive Plan for the performance period during which Mr. Grass’s employment with the Company was terminated had Mr. Grass’s employment not been terminated, based upon the Company’s actual performance at the end of such performance period (where “Eligible RSAs” means, with respect to each award of RSAs granted under the Stock Incentive Plan that is not fully vested, each unvested RSA that has a grant date that is at least six months before the date of termination; provided that Eligible RSAs do not include RSAs for which acceleration would not be permitted under these circumstances pursuant to the terms of the applicable award agreement), (3) the continued vesting of the pro rata portion of any unvested tranche of time-vested Eligible RSAs and (4) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Grass and his family for a maximum of 18 months after the date of termination or until Mr. Grass is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months. All payments and benefits due to Mr. Grass, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Grass’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Severance Agreement.

If any payments, awards or benefits are owed to Mr. Grass in connection with a change of control as described in the second bullet point above, then Mr. Grass will not be entitled to any payment or benefit as a result of termination by Mr. Grass for Good Reason or by the Company other than for Cause (not in connection with a change of control) described in the first bullet point above. If Mr. Grass is eligible for payments, awards or benefits in connection with a change of control and for the retirement benefits described in the third bullet point above, then he will be awarded the payments, awards or benefits associated with a change of control and will not be entitled to any retirement benefits; in addition, if, following the end of the relevant performance period for the performance-based RSAs that Mr. Grass received, the number of Eligible RSAs that would have vested in the case of Mr. Grass’s retirement is greater than the number of performance-based RSAs that actually vested, then Mr. Grass will also be entitled to the positive difference thereof.

Generally, a change of control will have the same meaning under the Severance Agreement as defined under the 2018 Stock Incentive Plan.

“Good Reason” means, generally, the occurrence of any of the following without Mr. Grass’s consent: (a) Mr. Grass is not vested with the powers and authority of the Chief Financial Officer, or there is a significant change by the Company in Mr. Grass’s functions, duties or responsibilities which would cause his position to become of less responsibility or scope; (b) a material reduction by the Company in Mr. Grass’s base salary; (c) the Company requires Mr. Grass to move his residence more than fifty miles from El Paso, Texas; or (d) any successor refuses to assume the Severance Agreement in accordance with its terms. Good Reason only occurs if (1) Mr. Grass delivers written notice to the Company of the occurrence of the event that constitutes Good Reason within 90 days of learning of the initial existence of the event, (2) the Company fails to remedy the event within 30 days of the delivery of such notice and (3) Mr. Grass terminates his employment no later than 30 days following the end of such cure period.

“Cause” includes, generally, (a) fraud, embezzlement or similar action; (b) material breach of any written policy of the Company; (c) any act of dishonesty which is injurious to the business reputation of the Company or violation of the Company’s insider trading policy; (d) failure to perform material duties, including the failure to follow the directions of the Board or the Chief Executive Officer; or (e) the breach of any fiduciary duty owed to the Company and/or its shareholders.

Restrictive Covenants

In consideration for the payment and benefits provided under the Severance Agreement, Mr. Grass will be subject to reasonable and necessary restrictive covenants to protect the Company, including restrictions on disparagement of the Company or its officers, directors, employees or agents in any manner likely to be harmful to it or them or its or their business, business reputation or personal reputation.

The foregoing description of the Severance Agreement is a summary and is qualified in its entirety by reference to the text of the Severance Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
10.1	Severance Agreement with Brian L. Grass, dated June 17, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: June 21, 2019	/s/ Brian L. Grass
Brian L. Grass
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

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